Exhibit 10.1

CAUSE NO. 08-4526

CARL DICK, Plaintiff, v. HEELYS, INC., et al. Defendants.	§ § § § § § § § § §	IN THE COUNTY COURT AT LAW NO. 1 DALLAS COUNTY, TEXAS

COMPROMISE AND SETTLEMENT AGREEMENT

ON THIS DAY, Plaintiff Carl Dick has agreed with Defendants Heelys, Inc. (“Heelys”), Michael G. Staffaroni, Michael W. Hessong, Patrick F. Hamner, Roger R. Adams, Richard E. Middlekauff, Samuel B. Ligon, the estate of William R. Thomas, James T. Kindley, Jeffrey G. Peterson, Capital Southwest Corporation, Capital Southwest Venture Corporation, Bear, Stearns & Co., Inc. n/k/a J.P Morgan Securities Inc., Wachovia Capital Markets, L.L.C. n/k/a Wells Fargo Securities, LLC, J.P. Morgan Securities, Inc., and CIBC World Markets Corp (collectively, “Defendants;” Dick and Defendants are collectively the “Parties”) for the compromise and settlement of all disputes and claims between them, as follows:

1.             Carl Dick and Defendants hereby compromise and settle all disputes and claims between them, including without limitation the claims asserted in the above-titled lawsuit (the “Lawsuit”), on the terms and conditions set out in this Compromise and Settlement Agreement (the “Agreement”).

2.             The releases and covenants not to sue contained in this Agreement shall, on behalf of each party to this Agreement, include its, or his, respective past, present, and former directors, officers, shareholders, agents, employees, attorneys, servants, parents, subsidiaries, partners, managers, owners, affiliates, investors, interest owners, other representatives, successors, assigns, and all other persons and entities acting on behalf of or by, through, or under one or more of them.

3.             Defendants shall, within seven days of the execution of this Compromise and Settlement Agreement, pay to Carl Dick the sum of $2,500,000 by wire transfer to the designated trust account of Hutchinson Law Firm LLC.

4.             On or before December 1, 2009, Defendants shall pay to Carl Dick the sum of $2,750,000 by the delivery of such sum by wire transfer to the designated trust account of Hutchinson Law Firm LLC.

5.             As consideration for the payment described in Paragraphs 3 and 4 above, Carl Dick releases all claims that were asserted or could have been asserted against Defendants in the above-titled suit and all claims or causes of action (known or unknown) based upon federal or state or any other applicable law arising in any way out of the purchase, sale, or holding of any Heelys stock or Heelys security by Carl Dick.  All litigation between Carl Dick and Defendants, including claims that have been brought or could have been brought, will be dismissed with prejudice.  Within three days of receipt of the payment set forth in paragraph 3 above, Carl Dick shall file with the Court the appropriate papers to dismiss the Lawsuit with prejudice.

6.             Each party to this Agreement hereby covenants, represents and warrants to each other party that:

(a)           Such party is correctly described and named in this Agreement.

(b)           Before executing this Agreement, such party became fully informed of the terms, contents, provision, and effect of this Agreement and any exhibits to either or both of them.

(c)           The signatory to this Agreement signing on behalf of a party is fully authorized and legally competent to execute this Agreement as the legal, valid and binding act and deed of such party.

(d)           This Agreement is fully and forever binding on and enforceable against, such party in accordance with its terms.

(e)           The execution and delivery of this Agreement and any other documents, agreements or instruments executed or delivered by such Party pursuant hereto and the consummation of the transactions herein or therein contemplated does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which such party is a party or any provision of law, statute, rule or regulation applicable to such party or any judicial or administrative order or decree by which such party is bound.

(f)            Such party has made an investigation to such party’s satisfaction of all facts and reasons why such party should enter into this Agreement and agrees, based upon such party’s knowledge, experience, investigation, and consultation with counsel that this Agreement is fair and just.

(g)           Such party represents that he, or it, as the case may be, has not relied upon and will not rely upon, any statements, acts or omissions by any other party, other than as set out in this Agreement in making its decision to enter into this Agreement.

(h)           Such party acknowledges that its aforesaid representations are a material inducement to every other party to enter into this Agreement.

(i)            Each party, and each person signing this Agreement, owns and controls all claims released in this Agreement and has not assigned or hypothecated any of such claims.

7.             Carl Dick and Defendants shall each be individually responsible for their own fees and expenses incurred in connection with this and all other actions and claims being released.

8.             Carl Dick and Defendants agree to execute such further instruments and documents as may be reasonably necessary to carry out and effectuate the terms, conditions and intention of this Agreement.

9.             This Agreement constitutes the entire agreement between the Parties and supersedes all prior arrangements, agreements and understandings with respect to this Compromise and Settlement Agreement, whether written or oral.

10.           The Parties acknowledge that bona fide disputes and controversies exist between them, and it is understood and agreed that this Agreement is a compromise of disputed claims, and that nothing contained herein shall be construed as an admission of liability by or on behalf of any party, all such liability being expressly denied.  In this regard, the Parties understand and agree that the facts with respect to which this Agreement is given may hereafter prove to be different from the facts now known or believed by them and they hereby accept and assume the risk thereof and agree that this Agreement shall remain in all respects effective and not subject to termination or rescission by reason of any such differences in facts.  Defendants expressly deny that the settlement consideration represents or, in any way, reflects the value of the claims against it, and rather state that they are settling to avoid the expense and inconvenience of ongoing litigation.

11.           This Agreement binds and inures to the benefit of each Party to this Agreement, including its, or his, respective past, present, and former directors, officers, shareholders, agents, employees, servants, parents, subsidiaries, partners, managers, owners, affiliates, investors, interest owners, other representatives, successors, assigns, and all other persons and entities acting on behalf of or by, through, or under one or more of them.

12.           This Agreement may be executed in any number of counterparts, each of which is an original for all purposes, and all of which together constitute one agreement.  Faxed copies bearing signatures of the parties shall be regarded as original counterparts.

13.           The Parties acknowledge that disbursement of the Settlement Proceeds, as described above, and the covenants and recitals in this Agreement, provide good and sufficient consideration for every promise, duty, release, obligation, and right contained in this Agreement.

14.           Neither this Agreement, nor any of its terms, may be changed, waived, discharged, or terminated orally, but only by written agreement signed by all of the Parties hereto.

15.           The Parties agree that this Agreement has been mutually drafted and authored by all the Parties and that it shall not be construed against any one Party.

16.           This Agreement has been duly authorized and constitutes a legal, valid and binding obligation of each party hereto, and is enforceable against each of them in accordance with its terms.  To the extent that any part of this Agreement is subsequently declared by any court of competent jurisdiction, or by any other body having authority to do so, to be void or otherwise unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

17.           The Parties shall keep this Agreement, its terms, and the negotiation thereof confidential except that (a) Carl Dick may disclose the Agreement and its terms to his lawyers, accountants and/or investment advisors to the extent necessary for tax or investment purposes; (b) Carl Dick may disclose the Agreement and its terms to any third party other than a public media so long as that disclosure includes only the facts, terms, and details of any Defendant’s  public filings with the Securities and Exchange Commission; and (c) Defendants may disclose the Agreement and its terms, to the extent Defendants deem such disclosure necessary, (i) to their insurers, lawyers, accountants and advisors, (ii) to their shareholders, (iii) in public filings with the Securities and Exchange Commission, and (iv) in response to inquiries by any court of law.  Carl Dick agrees not to discuss the Lawsuit or this Agreement with, through, or by any public media.  The names of any insurers funding any portion of this settlement shall not be publicly disclosed.

18.           Carl Dick shall timely file the appropriate papers to opt out of any settlement class and shall not participate or file any claim form in any other litigation concerning Heelys securities, including without limitation Rines v. Heelys, Inc., et al., Civil Action No. 3:07-cv-01468-K;  in the United States District Court for the Northern District of Texas, Dallas Division.

19.           This Agreement shall be interpreted, construed and enforced under the laws of the State of Texas.  Exclusive jurisdiction and venue of any dispute regarding, concerning, or in any way arising out of, this Agreement shall be within the courts of the State of Texas for Dallas County, Texas or courts for the United States of America located in the Northern District of Texas.

20.           This agreement is effective as of August 21, 2009.

[signatures appear on following page]

DATED:  August 21, 2009.

/s/ CARL DICK
CARL DICK

HEELYS, INC,
/s/ LISA PETERSON
By: LISA PETERSON
Title: CHIEF FINANCIAL OFFICER

/s/ ROGER ADAMS
ROGER ADAMS
/s/ PATRICK F. HAMNER
PATRICK F. HAMNER
/s/ MICHAEL W. HESSONG
MICHAEL W. HESSONG
/s/ RICHARD E. MIDDLEKAUFF
RICHARD E. MIDDLEKAUFF
/s/ MICHAEL G. STAFFARONI
MICHAEL G. STAFFARONI
/s/ SAMUEL B. LIGON
SAMUEL B. LIGON
/s/ WILLIAM R. THOMAS II, EXECUTOR
THE ESTATE OF WILLIAM R. THOMAS
/s/ JAMES T. KINDLEY
JAMES T. KINDLEY

/s/ JEFFREY G. PETERSON
JEFFREY G. PETERSON

CAPITAL SOUTHWEST VENTURE CORPORATION

/s/ GARY L. MARTIN
By: GARY L. MARTIN
Title: PRESIDENT

CAPITAL SOUTHEST CORPORATION

/s/ GARY L. MARTIN
By: GARY L. MARTIN
Title: PRESIDENT

BEAR STEARNS & CO., INC., n/k/a
J.P. MORGAN SECURITIES INC.
/s/ ORMAN ANDERSON
By: ORMAN ANDERSON
Title: EXECUTIVE DIRECTOR

WACHOVIA CAPITAL MARKETS, L.L.C.
n/k/a WELLS FARGO SECURITIES, LLC

/s/ DAVID RICE
By: DAVID RICE
Title: VICE PRESIDENT ASSISTANT GENERAL COUNSEL

J.P. MORGAN SECURITIES INC.
/s/ ORMAN ANDERSON
By: ORMAN ANDERSON
Title: Executive Director

CIBC WORLD MARKETS CORP.
/s/ IAN D. KATZ
By: IAN D. KATZ
Title: EXECUTIVE DIRECTOR/SENIOR COUNSEL